Broadcom Reports Second Quarter 2015 Results
IRVINE, Calif. – July 30, 2015 –

Second Quarter 2015 Results	GAAP	Non-GAAP
Net revenue	$2.10 billion
Net income per share	$.63	$.72

Broadcom Corporation (NASDAQ: BRCM), a global innovation leader in semiconductor solutions for wired and wireless communications, today reported unaudited financial results for its second quarter ended June 30, 2015.

"Broadcom delivered revenue that was up sequentially and year over year during the second quarter, driven by growth in the high-end smartphone, broadband access, and networking markets," said Scott McGregor, Broadcom's President and Chief Executive Officer.  “The most important news in the quarter was the May 28th announcement of the agreement for Avago Technologies Limited to acquire Broadcom.  Once closed, we expect this transaction to create the world’s leading diversified communications semiconductor company with combined annual revenue of approximately $15 billion.  We expect this transaction to significantly enhance long term shareholder value and are excited about the future of the combined company.”

Net revenue for the second quarter of 2015 was $2.10 billion. This represents an increase of 1.8% compared with the $2.06 billion reported for the first quarter of 2015 and an increase of 2.7% compared with the $2.04 billion reported for the second quarter of 2014. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the second quarter of 2015 was $386 million, or $0.63 per share (diluted), compared with GAAP net income of $209 million, or $0.34 per share (diluted), for the first quarter of 2015 and GAAP net loss of $1 million, or $0.00 per share (diluted), for the second quarter of 2014.

GAAP net income for the second quarter of 2015 included costs associated with the proposed acquisition by Avago of $22 million, or $0.04 per share. GAAP net income for the first quarter of 2015 included impairment charges for long-lived assets of $143 million, or $0.23 per share. GAAP net loss for the second quarter of 2014 included charges for the impairment of long-lived assets, restructuring costs and an inventory write-down related to our decision to exit the cellular baseband business totaling $187 million, or $0.32 per share, and additional charges for the impairment of other purchased intangible assets, settlement costs and other gains of $48 million, or $.08 per share.

In addition to GAAP results, Broadcom reports adjusted net income and adjusted net income per share, referred to respectively as “non-GAAP net income” and “non-GAAP diluted net income per share.” A discussion of Broadcom’s use of these and other non-GAAP financial measures is set forth below. Reconciliations of GAAP to non-GAAP financial measures for the three months ended June 30, 2015, March 31, 2015 and June 30, 2014, respectively, and the six months ended June 30, 2015 and 2014 appear in the financial statements portion of this release under the heading “Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments.”

Non-GAAP net income for the second quarter of 2015 was $445 million, or $0.72 per share (diluted), compared with non-GAAP net income of $390 million, or $0.64 per share (diluted), for the first quarter of 2015 and non-GAAP net income of $290 million, or $0.49 per share (diluted), for the second quarter of 2014.

The financial results included in this release are unaudited. The audited financial statements of the company for the year ended December 31, 2014 are included in Broadcom’s Annual Report on Form 10-K, filed with the SEC on January 29, 2015.

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In light of Broadcom's pending transaction with Avago, Broadcom will discontinue conducting conference calls with analysts and investors to discuss its financial results.

About Broadcom
Broadcom Corporation (NASDAQ: BRCM), a FORTUNE 500® company, is a global leader and innovator in semiconductor solutions for wired and wireless communications. Broadcom® products seamlessly deliver voice, video, data and multimedia connectivity in the home, office and mobile environments. With one of the industry’s broadest portfolio of state-of-the-art system-on-a-chip solutions, Broadcom is changing the world by Connecting everything®. For more information, go to www.broadcom.com.
Note Regarding Use of Non-GAAP Financial Measures
Broadcom reports the following measures in accordance with GAAP and on a non-GAAP basis: (i) cost of revenue, (ii) gross profit, (iii) gross margin, (iv) net income (loss), and (v) diluted net income (loss) per share (EPS). Broadcom's non-GAAP cost of revenue, non-GAAP gross profit, and non-GAAP gross margin excludes certain charges related to acquisitions and certain inventory charges relating to its decision to exit the cellular baseband business. Acquisition-related charges include the amortization of purchased intangible assets and the amortization of acquired inventory valuation step-up. In addition to the exclusions noted above, Broadcom's non-GAAP net income and diluted net income per share also exclude impairment of long-lived assets, settlement costs (gains), restructuring costs (reversals), costs associated with the proposed acquisition by Avago, charitable contributions, gain on sale of assets, gains (losses) on strategic investments, other charges (gains), tax benefits resulting from reductions in U.S. valuation allowance on certain deferred tax assets due to the recording of net deferred tax liabilities for identifiable intangible assets under purchase accounting, and tax benefits resulting from the reduction of certain foreign deferred tax liabilities due to the impairment of long-lived assets. Reconciliations of GAAP to non-GAAP financial measures for the three months ended June 30, 2015, March 31, 2015 and June 30, 2014, respectively, and the six months ended June 30, 2015 and 2014 appear in the financial statements portion of this release under the heading “Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments.” Some totals or amounts may not add or conform to prior period presentations due to rounding.

Broadcom believes that the presentation of these non-GAAP measures provides important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Broadcom’s management believes that the use of these non-GAAP financial measures provides consistency and comparability among and between results from prior periods or forecasts and future prospects, and also facilitates comparisons with other companies in its industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Broadcom’s management has historically used these non-GAAP financial measures when evaluating operating performance, because they believe that the inclusion or exclusion of the items described above provides insight into core operating results, the ability to generate cash and underlying business trends affecting performance. Broadcom has chosen to provide this information to investors to enable them to perform additional analysis of past, present and future operating performance and as a supplemental means to evaluate ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

For additional information on the items excluded by Broadcom from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the SEC.
Cautions Regarding Forward-Looking Statements:
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Broadcom's current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions made by Broadcom, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and

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variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, statements regarding the the transaction with Avago and guidance provided on future revenue, product gross margin and operating expenses for the third quarter of 2015 (on both a GAAP and non-GAAP basis). These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause Broadcom's actual results to differ materially and adversely from those expressed in any forward-looking statement.
These risks and uncertainties include, but are not limited to the following:

•	Broadcom's quarterly operating results may fluctuate significantly.

•	The announcement and pendency of Broadcom's agreement to be acquired by Avago may have an adverse effect on Broadcom's business and share price.

•	Litigation challenging the Avago Agreement may prevent the Transaction from being consummated at all or within the expected timeframe.

•	The failure of Broadcom's pending acquisition by Avago to be completed may adversely affect Broadcom's business and share price.

•	Broadcom depends on a few significant customers for a substantial portion of its revenue.

•	Broadcom may fail to appropriately adjust its operations in response to changes in its strategy or market demand.

•	Broadcom faces intense competition.

•	Broadcom's operating results may be adversely impacted by worldwide economic uncertainties and specific conditions in the markets it addresses.

•	Broadcom may be unable to attract, retain or motivate key personnel.

•	Broadcom manufactures and sells complex products and may be unable to successfully develop and introduce new products.

•	Broadcom is exposed to risks associated with its international operations.

•	Broadcom's stock price is highly volatile.

•	Broadcom's business is subject to potential tax liabilities.

•	Broadcom may be required to defend against alleged infringement of intellectual property rights of others and/or may be unable to adequately protect or enforce its own intellectual property rights.

•	Broadcom is subject to order and shipment uncertainties.

•	Broadcom depends on third parties to fabricate, assemble and test its products.

•	Broadcom's systems are subject to security breaches and other cybersecurity incidents.

•	Broadcom faces risks associated with its acquisitions.

•	Government regulation may adversely affect Broadcom's business.

•	Broadcom's future ability to return capital to shareholders in the form of dividends may be impacted by the availability of U.S. cash.

•	Broadcom's articles of incorporation and bylaws contain anti-takeover provisions.

•
Broadcom's co-founders and their affiliates may strongly influence the outcome of matters that require the approval of Broadcom's shareholders, such as the approval of the Avago Agreement and the Transaction.

Broadcom's Annual Report on Form 10-K for the year ended December 31, 2014, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect Broadcom's business, results of operations and financial condition. The forward-looking statements used in this release speak only as of the date they are made. Broadcom undertakes no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

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Additional Information and Where to Find It
This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed transaction will be submitted to the shareholders of each of Broadcom and Avago for their consideration. On July 29, 2015, Pavonia Limited (“Holdco”) and Safari Cayman L.P. (“Holdco LP”) filed with the SEC a Registration Statement on Form S-4 which includes the preliminary joint proxy statement of Avago and Broadcom and also constitutes a prospectus of Holdco and Holdco LP. Each of Broadcom and Avago will provide the joint proxy statement/prospectus to their respective shareholders. These materials are not yet final and will be amended. Broadcom and Avago also plan to file other documents with the SEC regarding the proposed transaction. This document is not a substitute for any prospectus, proxy statement or any other document which Broadcom and Avago has filed or may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF BROADCOM AND AVAGO ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). In addition, investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by the parties on Broadcom’s Investor Relations website (www.broadcom.com/investors) (for documents filed with the SEC by Broadcom) or Avago Investor Relations at (408) 435-7400 or investor.relations@avagotech.com (for documents filed with the SEC by Avago, Holdco or Holdco LP).
Participants in the Solicitation
Broadcom, Avago, Holdco and Holdco LP and certain of their respective directors, executive officers and other members of management and employees, under SEC rules may be deemed to be participants in the solicitation of proxies from Broadcom and Avago shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Broadcom and Avago shareholders in connection with the proposed transaction are set forth in the above-referenced joint proxy statement/prospectus. You can find more detailed information about Broadcom’s executive officers and directors in its definitive proxy statement filed with the SEC on March 27, 2015. You can find more detailed information about Avago’s executive officers and directors in its definitive proxy statement filed with the SEC on February 20, 2015. Additional information about Broadcom’s executive officers and directors and Avago’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4.
Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

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BROADCOM CORPORATION
Unaudited GAAP Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2015	2015	2014	2015	2014
Net revenue	$2,096	$2,058	$2,041	$4,154	$4,025
Cost of revenue	939	972	1,005	1,911	2,009
Gross profit	1,157	1,086	1,036	2,243	2,016
Operating expenses:
Research and development	538	539	634	1,077	1,270
Selling, general and administrative	188	177	182	365	367
Amortization of purchased intangible assets	2	1	9	3	18
Impairments of long-lived assets	—	143	165	143	190
Restructuring costs, net	4	7	23	11	28
Settlement costs	1	—	16	1	18
Other charges (gains), net	22	(4)	(7)	18	(59)
Total operating expenses	755	863	1,022	1,618	1,832
Income from operations	402	223	14	625	184
Interest expense, net	(3)	(5)	(5)	(8)	(10)
Other expense, net	(5)	—	(8)	(5)	(5)
Income before income taxes	394	218	1	612	169
Provision for income taxes	8	9	2	17	5
Net income (loss)	$386	$209	$(1)	$595	$164
Net income (loss) per share (basic)	$0.64	$0.35	$—	$0.99	$0.28
Net income (loss) per share (diluted)	$0.63	$0.34	$—	$0.97	$0.28
Weighted average shares (basic)	602	600	587	601	585
Weighted average shares (diluted)	616	613	587	614	593
Dividends per share	$0.14	$0.14	$0.12	$0.28	$0.24

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BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2015	2015	2014	2015	2014
Operating activities
Net income (loss)	$386	$209	$(1)	$595	$164
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	43	39	47	82	99
Stock-based compensation expense	86	90	113	176	233
Acquisition-related items:
Amortization of purchased intangible assets	33	37	56	70	115
Impairments of long-lived assets	—	143	165	143	190
Loss (gain) on sale of assets and other	—	3	2	3	(47)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(105)	(12)	(62)	(117)	(1)
Inventory	18	(99)	(85)	(81)	(90)
Prepaid expenses and other assets	9	(65)	(8)	(56)	(4)
Accounts payable	146	(58)	105	88	97
Deferred revenue	(8)	(6)	(10)	(14)	105
Other accrued and long-term liabilities	194	(306)	(97)	(112)	(30)
Net cash provided by (used in) operating activities *	802	(25)	225	777	831
Investing activities
Net purchases of property and equipment	(17)	(156)	(80)	(173)	(158)
Net cash paid for acquired companies	—	—	(6)	—	(6)
Proceeds from sale (purchases) of certain assets and other	—	(15)	—	(15)	90
Purchases of marketable securities	(1,745)	(937)	(436)	(2,682)	(913)
Proceeds from sales and maturities of marketable securities	1,179	579	467	1,758	970
Net cash used in investing activities	(583)	(529)	(55)	(1,112)	(17)
Financing activities
Repurchases of Class A common stock	(128)	(335)	(191)	(463)	(191)
Dividends paid	(84)	(84)	(70)	(168)	(140)
Proceeds from issuance of common stock	327	148	229	475	283
Minimum tax withholding paid on behalf of employees for restricted stock units	(35)	(43)	(28)	(78)	(59)
Net cash provided by (used in) financing activities	80	(314)	(60)	(234)	(107)
Increase (decrease) in cash and cash equivalents	299	(868)	110	(569)	707
Cash and cash equivalents at beginning of period	1,677	2,545	2,254	2,545	1,657
Cash and cash equivalents at end of period	$1,976	$1,677	$2,364	$1,976	$2,364

* Net cash provided by operating activities reflects the normalization of working capital levels following the Company's transition to a new enterprise resource planning system in April 2015.

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BROADCOM CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(In millions)

	June 30, 2015	December 31, 2014
ASSETS

Current assets:
Cash and cash equivalents	$1,976	$2,545
Short-term marketable securities	1,208	1,061
Accounts receivable, net	922	804
Inventory	612	531
Prepaid expenses and other current assets	145	131
Total current assets	4,863	5,072
Property and equipment, net	626	516
Long-term marketable securities	3,161	2,383
Goodwill	3,717	3,710
Purchased intangible assets, net	462	664
Other assets	161	126
Total assets	$12,990	$12,471

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$594	$503
Wages and related benefits	220	220
Deferred revenue and income	36	36
Accrued liabilities	696	791
Total current liabilities	1,546	1,550
Long-term debt	1,594	1,593
Other long-term liabilities	247	277
Commitments and contingencies
Shareholders' equity	9,603	9,051
Total liabilities and shareholders’ equity	$12,990	$12,471

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION
(In millions)
	June 30, 2015	March 31, 2015	December 31, 2014
Cash and cash equivalents	$1,976	$1,677	$2,545
Short-term marketable securities	1,208	1,274	1,061
Long-term marketable securities	3,161	2,533	2,383
Total cash, cash equivalents and marketable securities	$6,345	$5,484	$5,989
Increase from prior period end	$861
Increase from prior year end	$356

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BROADCOM CORPORATION
Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments
(In millions)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2015	2015	2014	2015	2014

Net revenue	$2,096	$2,058	$2,041	$4,154	$4,025
GAAP cost of revenue	939	972	1,005	1,911	2,009
GAAP gross profit	$1,157	$1,086	$1,036	$2,243	$2,016
GAAP gross margin	55.2%	52.8%	50.8%	54.0%	50.1%

GAAP cost of revenue	$939	$972	$1,005	$1,911	$2,009
Adjustments:
Amortization of purchased intangible assets	(31)	(36)	(47)	(67)	(97)
Inventory charges related to the exit of the cellular baseband business	1	2	(34)	3	(34)
Non-GAAP cost of revenue	$909	$938	$924	$1,847	$1,878

Net revenue	$2,096	$2,058	$2,041	$4,154	$4,025
Non-GAAP cost of revenue	909	938	924	1,847	1,878
Non-GAAP gross profit	$1,187	$1,120	$1,117	$2,307	$2,147
Non-GAAP gross margin	56.6%	54.4%	54.7%	55.5%	53.3%

GAAP net income (loss)	$386	$209	$(1)	$595	$164
Adjustments:
Amortization of purchased intangible assets	33	37	56	70	115
Inventory charges related to the exit of the cellular baseband business	(1)	(2)	34	(3)	34
Impairment of long-lived assets	—	143	165	143	190
Settlement costs	1	—	16	1	18
Other charges (gains), net	22	(4)	(7)	18	(59)
Restructuring costs, net	4	7	23	11	28
Other expense, net	—	—	5	—	3
Certain income tax benefit	—	—	(1)	—	(6)
Total GAAP to Non-GAAP adjustments	59	181	291	240	323
Non-GAAP net income	$445	$390	$290	$835	$487

Shares used in calculation - diluted (GAAP and Non-GAAP)	616	613	587	614	593

GAAP diluted net income (loss) per share	$0.63	$0.34	$—	$0.97	$0.28
Non-GAAP diluted net income per share	$0.72	$0.64	$0.49	$1.36	$0.82

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BROADCOM CORPORATION
Guidance for the Three Months Ending September 30, 2015

Three Months Ending
September 30, 2015
Net revenue	~$2.135 billion +/- $75 million

Gross margin (GAAP)	53.8% +/- 75 basis points
Gross margin (Non-GAAP)	55.3% +/- 75 basis points

Research & development, and selling, general & administrative expenses	Down ~$10 million +/- $10 million from Q2'15

Broadcom has based the preceding guidance for the three months ending September 30, 2015 on expectations, assumptions and estimates that it believes are reasonable given its assessment of historical trends and other information reasonably available as of July 30, 2015. Broadcom's guidance consists of predictions only, however, and is subject to a wide range of known and unknown business risks and uncertainties, many of which are beyond Broadcom's control. The forecasts and projections contained in the table above should not be regarded as representations by Broadcom that the estimated results will be achieved. Projections and estimates are necessarily speculative in nature and actual results may vary materially from the guidance provided today. The non-GAAP guidance presented above is consistent with the presentation of non-GAAP results included elsewhere herein.
The guidance set forth in the above table should be read together with the information under the caption, “Cautions Regarding Forward-Looking Statements” above, Broadcom's Annual Report on Form 10-K for the year ended December 31, 2014, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and Broadcom's other SEC filings.  Broadcom undertakes no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Corporate Communications	Investor Relations
Karen Kahn	T. Peter Andrew	Sameer Desai
Vice President, Corporate Communications	Vice President, Treasury and Investor Relations	Director, Investor Relations
415-297-5035	949-926-6932	949-926-4425
kkahn@broadcom.com	andrewtp@broadcom.com	sameerd@broadcom.com

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